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EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use, by incorporation by reference, in the Form S-8 Registration Statement under The Securities Act of 1933 of Phoenix Resources Technologies, Inc. (a Nevada corporation) (Registrant) of our report dated June 25, 1999 on the financial statements of Phoenix Resources Technologies, Inc. as of October 31, 1998 and 1997 and for each of the two years then ended accompanying the financial statements contained in the Registrant's Annual Report on Form 10-KSB as of and for the period ended October 31, 1998.

                         /s/ S.W. Hatfield, CPA
                         S.W. Hatfield, CPA

Dallas, Texas
December 14, 1999